Exhibit 99.1
News Release
Vanda Pharmaceuticals Announces Date of Annual Meeting of Stockholders
ROCKVILLE, MD., May 29/PRNewswire-FirstCall/ — Vanda Pharmaceuticals Inc. (Nasdaq: VNDA) announced today that it will hold its 2009 Annual Meeting of Stockholders on Thursday, August 27, 2009, in Rockville, Maryland. The record date for the Annual Meeting will be June 29, 2009. Only stockholders of record at the close of business on June 29, 2009 may vote at the meeting or any adjournment thereof. Vanda anticipates mailing its proxy statement in July 2009 to its stockholders of record, which proxy statement will include the time and location of the Annual Meeting, as well as a description of the matters to be considered.
About Vanda
Vanda Pharmaceuticals Inc. is a biopharmaceutical company focused on the development and commercialization of clinical-stage products for central nervous system disorders. For more on Vanda, please visit http://www.vandapharma.com.
Investor Contact:
Stephanie R. Irish
+1-240-599-4500
stephanie.irish@vandapharma.com
Media Contact:
Cristina Murphy
+1-240-599-4500
cristina.murphy@vandapharma.com
Brad Miles
BMC Communications Group, LLC
+1-212-477-9007
brad@bmccommunications.com